Exhibit 99.6

Office No. 308, 3rd Floor, Supreme Head Quarters, Sr No : 36/2 Banglore Highway Road. Baner, PUNE, Maharashtra. India, 411045.	Tel. no.: +91-7720054618 Email: info@fortunebusinessinsights.com Web: www fortunebusinessinsights.com CIN: U93000PN2019PTC181 106.

February 3rd, 2021

Regencell Bioscience Holdings Limited

11/F First Commercial Building

33-35 Leighton Road

Causeway Bay, Hong Kong

Re: Consent of Fortune Business Insights

Ladies and Gentlemen,

We understand that Regencell Bioscience Holdings Limited (the “Company”) intends to file a draft registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “Industry Overview” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of
Fortune Business Insights Pvt. Ltd.

/s/ Rahul Bhandari
Name:	Mr. Rahul Bhandari
Title:	CEO